Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.	Exhibit 10.1

FOURTH AMENDMENT TO LICENSE AGREEMENT

This Fourth Amendment to License Agreement (“Fourth Amendment”) is effective as of the date of the last signature on the signature page hereto and is between the UNIVERSITY OF MARYLAND, BALTIMORE (“UMB”), a constituent institution of the University System of Maryland, a public corporation and an instrumentality of the State of Maryland, and TOKAI PHARMACEUTICALS, INC., a Delaware corporation (“Company”). Company and UMB are referred to collectively as the “Parties” and each as a “Party.”

BACKGROUND

B.1 UMB and Company entered into a Master License Agreement, effective as of May 9, 2006, as amended (“MLA”), under which Company received an exclusive worldwide license to practice the Patent Rights. (Any capitalized term which is not otherwise defined in this Fourth Amendment shall have the meaning set forth in the MLA.)

B.2 A valuable invention generally known as “Novel AR and Mnk-eIF4E Modulating Agents and Uses Thereof” (UMB docket #VN-2015-009) (the “Pancreatic Cancer Invention”) has been made by Vincent C. O. Njar, Ph.D., Puranik Purushottamachar, Ph.D., and Andrew K. Kwegyir-Afful (all employees of UMB). The Pancreatic Cancer Invention constitutes an Improvement pursuant to the MLA.

B.3 Research described in the Pancreatic Cancer Invention was funded in part by National Institutes of Health Grants CA195694 and CA129379.

B.4 Company has duly exercised its Option to receive a license to the Improvement, pursuant to Section 3.6 of the MLA. The Parties have negotiated in good faith to enter into this Fourth Amendment under the MLA, such that the Pancreatic Cancer Invention will henceforth constitute a Licensed Improvement on the terms and conditions set forth in this Fourth Amendment.

The Parties agree to amend the MLA as set forth herein.

NOW THEREFORE, the Parties agree as follows:

1. Article 2 (Definitions) of the MLA is hereby amended by adding the following definitions:

“Pancreatic Cancer Licensed Product”: Any product constituting an Initial Licensed Product, Oral Prodrug Licensed Product, ER Stress Response Licensed Product or ARDA Licensed Product (including without limitation any Combination Product): whose manufacture, use, Sale, or import would infringe, or any process whose practice would infringe, the Pancreatic Cancer Patent Rights.

“Pancreatic Cancer Patent Rights”: The Patent Rights set forth in Part E of Schedule A.

2. Schedule A (Patent Rights) of the MLA is hereby amended by adding the following:

PART E: PANCREATIC CANCER PATENT RIGHTS

•	U.S. Provisional Patent Appl’n 62/058,856, titled “Novel AR and Mnk-eIF4E Modulating Agents and Uses Thereof,” filed 10/2/2014 (converted);

•	International Patent Appl’n PCT/US2015/053653, titled “Novel AR and Mnk-eIF4E Modulating Agents and Uses Thereof,” filed 10/2/2015.

3. Schedule B (Due Diligence Milestones) of the MLA is hereby amended by adding the following:

PANCREATIC CANCER LICENSED PRODUCTS

(1)	Within [**] months after the Effective Date: Filing of IND with the FDA (or foreign equivalent, and if legally required) for a Pancreatic Cancer Licensed Product.

(2)	Within [**] months after IND approval by the FDA (or foreign equivalent): Commence Phase 1 Clinical Trial (if legally required) for a Pancreatic Cancer Licensed Product.

(2)	Within [**] months after completion of Phase 1 Clinical Trial: Commence Phase 2 Clinical Trial of a Pancreatic Cancer Licensed Product.

(3)	Within [**] months after completion of Phase 2 Clinical Trial: Commence Phase 3 Clinical Trial of a Pancreatic Cancer Licensed Product.

(4)	Within [**] months after completion of Phase 3 Clinical Trial: Filing of NDA with the FDA (or foreign equivalent) for a Pancreatic Cancer Licensed Product.

(5)	Within [**] months after marketing approval by the FDA (or foreign equivalent): First Commercial Sale of a Pancreatic Cancer Licensed Product.

4. Section 5.3 (Milestone Payments) is hereby deleted in its entirety, and replaced with the following:

5.3 Milestone Payments. Company shall pay to UMB the following milestone payments:

Milestone	Payment			Due Date
On submission of each IND for a Licensed Product to the U.S. FDA:	U.S. $	50,000.00		Paid May 7, 2010 for first IND; due within [**] days following submission of each subsequent IND
On approval of each NDA or BLA for a Licensed Product by the U.S. FDA:	U.S. $	100,000.00		Within [**] days following receipt of approval
Upon issuance of the first patent citing U.S. Provisional Patent Application No. 61/039,133 as priority	U.S. $	40,000.00		Paid August 5, 2012
Upon first-in-human dosing of a patient (i.e., dosing of first patient in a Phase 1 Clinical Trial or, for Galeterone, a Phase 2 Clinical Trial) with a Pancreatic Cancer Licensed Product	U.S. $	[**	]	Within [**] days following achievement
Upon dosing of first patient in the first Phase 3 Clinical Trial of a Pancreatic Cancer Licensed Product	U.S. $	[**	]	Within [**] days following achievement

5. Section 10.2.2 (Diligence Default) is hereby deleted in its entirety, and replaced with the following:

10.2.2 Diligence Default.

(a) In the event of any default or material breach of Section 4.3 (Due Diligence Milestones) due to Company failing to timely achieve a milestone set forth on Schedule B, as such milestones may from time to time be amended as contemplated by Section 4.1.3 hereof and then in effect, and the failure is not cured within [**] days of written notice thereof, UMB may terminate the license granted under this Agreement to the category of Patent Rights to which such milestone relates.

(b) However, if that failure cannot be cured by the exercise of due diligence within [**] days of written notice, then the time for cure shall be extended for the time reasonably necessary to effect the cure (the extension not to exceed an additional [**] days), provided that Company promptly commences to cure within said period and at all times thereafter proceeds diligently to cure the failure.

(c) The termination of the license granted hereunder for any category of Patent Rights to which such milestone relates shall not affect the license granted hereunder for any other Patent Rights as to which such milestone does not relate.

(d) The withholding by a regulatory agency of marketing or other approval in spite of Company’s Commercially Reasonable Efforts to obtain the approval shall not constitute a default or material breach of Section 4.3 (Due Diligence Milestones).

6. In consideration of the license granted under this Fourth Amendment, Company agrees to pay a one-time, non-refundable license fee of Ten Thousand Dollars ($10,000.00) to UMB within ten (10) business days of the execution of this Fourth Amendment by both Parties.

7. Except as specifically modified in this Fourth Amendment, all terms and conditions of the MLA (including without limitation the royalty rate and other payment obligations of Company) shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, each Party has caused this Fourth Amendment to be executed under seal by its duly authorized representative.

UNIVERSITY OF MARYLAND, BALTIMORE

By:	/s/ Jay A. Perman	(SEAL)

Name:	Jay A. Perman, M.D.

Title:	President

Date:	March 15, 2016

TOKAI PHARMACEUTICALS, INC.

By:	/s/ John McBride	(SEAL)

Name:	John McBride

Title:	COO

Date:	December 17, 2015